Exhibit 10.21

8 July 2024
PAYPAL (EUROPE) S.À R.L. ET CIE, S.C.A.
as Receivables Manager and Seller
PAYPAL UK LTD
as Receivables Manager
ALPS PARTNERS S.À R.L.
as Purchaser
BNY MELLON CORPORATE TRUSTEE SERVICES LIMITED
as Security Agent
AVEGA S.À R.L.
as Back-Up Receivables Manager Facilitator
ALPS PARTNERS (HOLDING) S.À R.L.
as Class C Lender

DEED OF AMENDMENT in relation to the Receivables Management Agreement

1	Definitions and interpretation	4
2	Amendment	4
3	Representations and Warranties	5
4	Continuing obligations	5
5	Incorporation of terms	5
6	Further assurance	5
7	The Security Agent	6
8	Counterparts	6
9	Law and jurisdiction	6
THIS DEED (this Deed) is dated 8 July 2024 and made between:
(1)    PAYPAL (EUROPE) S.À R.L. ET CIE, S.C.A., a corporate partnership limited by shares (société en commandite par actions) incorporated under the laws of the Grand Duchy of Luxembourg (Luxembourg), having its registered office at 22-24 Boulevard Royal, L-2449 Luxembourg, Luxembourg and registered with the Luxembourg trade and companies register under number B118.349, acting through and represented by its managing general partner PayPal (Europe) S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated under the laws of Luxembourg, having its registered office at 22-24 Boulevard Royal, L-2449 Luxembourg, Luxembourg and registered with the Luxembourg trade and companies register under number B127.485 (a Receivables Manager and the Seller);
(2)    PAYPAL UK LTD, a private limited company incorporated under the laws of England and Wales (registered number 14741686), having its registered office at Whittaker House, Whittaker Avenue, Richmond-Upon-Thames, Surrey, United Kingdom, TW9 1EH (a Receivables Manager);
(3)    ALPS PARTNERS S.À R.L., a private limited liability company (société à responsabilité limitée) incorporated under the laws of Luxembourg, with its registered office at 2, rue Edward Steichen, L- 2540 Luxembourg, Luxembourg and registered with the Luxembourg trade and companies register (Registre de commerce et des sociétés, Luxembourg) under number B277050, and subject, as an unregulated securitisation undertaking (organisme de titrisation), to the Luxembourg act dated 22 March 2004 on securitisation, as amended (the Securitisation Act 2004) (the Purchaser);
(4)    BNY MELLON CORPORATE TRUSTEE SERVICES LIMITED, acting through its office at 160 Queen Victoria Street, London EC4V 4LA, United Kingdom (in its capacity as security agent for the Secured Creditors, the Security Agent which expression shall include such company and all other persons or companies for the time being acting as the security agent or security agents under the Security Documents);
(5)    AVEGA S.À R.L., a private limited liability company (société à responsabilité limitée) incorporated under the laws of Luxembourg, Luxembourg having its registered office at 2, rue Edward Steichen, L-2540 Luxembourg and registered with the Luxembourg trade and companies register under number B123099 (the Back-Up Receivables Manager Facilitator); and
(6)    ALPS PARTNERS (HOLDING) S.À R.L., a private limited liability company (société à responsabilité limitée) incorporated under the laws of Luxembourg, with its registered office at 2, rue Edward Steichen, L- 2540 Luxembourg, Luxembourg and registered with the Luxembourg trade and companies register (Registre de commerce et des sociétés, Luxembourg) under number B276993 (the Class C Lender), together, the Parties and each a Party.
Recitals:
(A)    The Parties have entered into a receivables management agreement dated 16 June 2023 pursuant to which the Seller in its capacity as Receivables Manager has agreed to provide loan administration duties with respect to the Purchased Receivables comprising the Portfolio from time to time (the Original Receivables Management Agreement).
(B)    Pursuant to a deed of amendment and restatement dated 13 October 2023, the Original Receivables Management Agreement was amended and restated as set out therein (the Amended and Restated Receivables Management Agreement).
(C)    Pursuant to a deed of accession dated 31 October 2023, PayPal UK Ltd became a party to the Amended and Restated Receivables Management Agreement as an Additional Receivables Manager.
(D)    Pursuant to a deed of amendment dated 12 December 2023, the Amended and Restated Receivables Management Agreement was amended as set out therein.
(E)    The Parties now wish to amend further the Receivables Management Agreement in accordance with the terms of this Deed.
(F)    The Security Agent is entering into this Deed on the instructions of the Class C Lender pursuant to and in accordance with Clause 7 of this Deed.

IT IS AGREED as follows:
1.    Definitions and interpretation
1.1    Definitions
In this Deed:
Effective Date means the date of this Deed;
Receivables Management Agreement means the Amended and Restated Receivables Management Agreement, as further amended on 12 December 2023; and
Receivables Purchase Agreement means the receivables purchase agreement between, among others, the Seller, the Purchaser and the Security Agent dated 16 June 2023, as amended and restated on 13 October 2023, and as further amended on 14 November 2023 and 12 December 2023.
1.2    Incorporation of defined terms
Capitalised terms in this Deed shall, except where the context otherwise requires or where otherwise defined in this Deed, have the meanings given to them in Schedule 22 (Definitions) of the Receivables Purchase Agreement or Schedule 9 (Definitions) of the Receivables Management Agreement, as appropriate, and this Deed shall be construed in accordance with the principles of construction set out in Clause 1 (Definitions and Interpretation) of the Receivables Purchase Agreement.
1.3    Designation as Transaction Document
Each of the Parties designates this Deed as a Transaction Document.
2.    Amendment
2.1    With effect from the Effective Date and in accordance with Clause 22 (Amendments and Waivers) of the Receivables Management Agreement, the Receivables Management Agreement shall be amended as follows:
(a)    Clause 8.6 shall be amended as follows (the words in bold underlined text are to be inserted into the clause):
“If the Receivables Manager has:
(a) caused any Collections or any amounts to which the Purchaser is not entitled to be transferred to the Purchaser in error; or
(b) in error caused any Collections which should have been so transferred not to be transferred to the Purchaser at the times and in the amounts contemplated by the Transaction Documents, the Receivables Manager or Purchaser (as applicable) shall (i) as soon as is reasonably practicable upon becoming aware of such, notify the Receivables Manager or Purchaser (as applicable); and (ii) pay the Receivables Manager or the

Purchaser (as applicable) on a monthly basis an amount equal to the amount of Collections for the previous calendar month made in error pursuant to sub-clause (a) or not made in error pursuant to sub-clause (b) (as applicable). To satisfy the amount the Purchaser owes to the Receivables Manager, the Receivables Manager shall be entitled to set off the amount of such Collections so owed by the Purchaser to the Receivables Manager against any Collections otherwise due to be transferred to the Purchaser by the Receivables Manager.
For the avoidance of doubt, the Collections made in error pursuant to this Clause 8.6 shall include any payments of Collections made by the Receivables Manager to the Purchaser where the corresponding payment made by the Borrower to the Receivables Manager that is subsequently found to have been unsuccessful.”
3.    Representations and Warranties
3.1    On the Effective Date each Receivables Manager makes the representations and warranties in the form set out in Clause 14 (Representations and Warranties) of the Receivables Management Agreement to the Purchaser and the Security Agent.
3.2    For the purposes of this Clause 3, references to the “Transaction Documents” in Clause 14 (Representations and Warranties) of the Receivables Management Agreement shall be construed to include this Deed, the Receivables Management Agreement (immediately prior to its amendment pursuant to this Deed) and the Receivables Management Agreement (as amended pursuant to this Deed).
4.    Continuing obligations
4.1    The provisions of the Receivables Management Agreement and other Transaction Documents shall, save as amended by this Deed, continue in full force and effect and nothing in this Deed shall constitute or be construed as an amendment, waiver or compromise of any other term or condition of the Transaction Documents or any of the Parties’ rights in relation to them which for the avoidance of doubt shall continue to apply in full force and effect.
4.2    References in the Receivables Management Agreement or in any other Transaction Document (other than in Clause 3.2 of this Deed) to “the Receivables Management Agreement”, “this Deed”, “hereof”, “hereunder” and expressions of similar import shall, on and from the Effective Date, be deemed to be references to the Receivables Management Agreement (as amended pursuant to this Deed).
4.3    Each of the Parties hereto acknowledges and agrees that the amendments effected pursuant to this Deed have been effected in accordance and compliance with the relevant provisions in the Receivables Management Agreement (and that they shall be estopped from asserting otherwise after the Effective Date).
5.    Incorporation of terms
The provisions of Clauses 20 (Confidentiality), 22 (Amendments and waivers), 23 (Notices), 24 (Bail-In), 25 (Third Party Rights), 26 (Severability) and 28 (Limited Recourse and Non-petition) of the

Receivables Management Agreement shall be incorporated into this Deed as if set out in full in this Deed and as if references in those clauses to “this Deed” are references to this Deed.
6.    Further assurance
The Parties hereto agree that they will co-operate fully to (and the Purchaser will use best efforts to provide relevant information and support to each Receivables Manager such that each Receivables Manager shall) do all such further acts and things and execute any further documents that may be necessary or desirable to give full effect to the transactions contemplated by this Deed (but subject always to the provisions of Clauses 8 (Notification of Sales) and 27 (Data Protection) of the Receivables Purchase Agreement).
7.    The Security Agent
7.1    Class C Lender direction to Security Agent
The Class C Lender hereby authorises and directs the Security Agent to execute this Deed in order to effect the amendment of the Receivables Management Agreement in accordance with this Deed and to take any action as may be necessary in connection with, or in order to give effect to this Deed including, without limitation, consenting to the Purchaser entering into this Deed.
7.2    Discharge and exoneration of the Security Agent’s liability in relation to this Deed
The Class C Lender discharges and exonerates the Security Agent from any and all liability for which it may or may have become responsible under the Transaction Documents in connection with this Deed (including but not limited to the execution by the Security Agent and the Purchaser of this Deed).
7.3    Waiver of any claim against the Security Agent
The Class C Lender irrevocably waives any claim that it may have against the Security Agent arising as a result of any loss or damage which it may suffer or incur as a result of the Security Agent acting upon the direction in Clause 7.1 (Class C Lender direction to Security Agent) (including but not limited to circumstances where it is subsequently found that the direction in Clause 7.1 (Class C Lender direction to Security Agent) is not valid or binding) and the Class C Lender further confirms that it will not seek to hold the Security Agent liable for any such loss or damage.
7.4    Indemnity in favour of Security Agent
The Class C Lender expressly agrees and undertakes to indemnify and hold harmless the Security Agent from and against all losses, liabilities, damages, costs, charges and expenses which may be suffered or incurred by it as a result of any claims (whether or not successful, compromised or settled), actions, demands or proceedings brought against the Security Agent and against all losses, costs, charges or expenses (including legal fees) which the Security Agent may suffer or incur which in any case arise as a result of the Security Agent acting in accordance with the direction in Clause 7.1 (Class C Lender direction to Security Agent) and the Transaction Documents.

7.5    Approval of every modification in respect of the rights of the Class C Lender necessary to give effect to this Deed
The Class C Lender approves every modification and amendment (and the implementation thereof) in respect of their rights relating to the Transaction Documents resulting from or to be effected by the modifications, authorisations and determinations referred to in the direction in Clause 7.1 (Class C Lender direction to Security Agent).
8.    Counterparts
This Deed may be executed in any number of counterparts and by each Party on single counterparts. Each counterpart is an original, but all counterparts shall together constitute one and the same instrument. Delivery of a counterpart of this Deed by e-mail shall be an effective mode of delivery.
9.    Law and jurisdiction
9.1    Governing law
This Deed and any non-contractual obligations arising out of or in connection with it shall be governed by, and interpreted in accordance with, English law.
9.2    The English courts shall have exclusive jurisdiction in relation to all disputes arising out of or in connection with this Deed (including claims for set-off and counterclaims), including disputes arising out of or in connection with: (i) the creation, validity, effect, interpretation, performance or non-performance of, or the legal relationships established by, this Deed; and (ii) any non-contractual obligations arising out of or in connection with this Deed. For such purposes, each Party irrevocably submits to the jurisdiction of the English courts and waives any objection to the exercise of such jurisdiction.

SIGNATURES
IN WITNESS of which this Deed has been executed and delivered by the Parties to it on the date stated on the first page of this Deed.
Receivables Manager and Seller
Executed as a DEED        )
for and on behalf of        )
PAYPAL (EUROPE) S.À.R.L. ET CIE, S.C.A.    )
acting through and represented by its managing general partner PayPal (Europe) S.à r.l.

By:
/s/ Sean Byrne
Authorised Signatory

Receivables Manager

Executed as a DEED            )
by PAYPAL UK LTD            )
by a director in the presence         )
of the specified witness            )
Signed: /s/ Simon Bladon
Print name: Simon Bladon
Director
Witness
Signed: /s/ Anna Grafton-Green
I confirm that the above-named signatory has executed this document in my presence.
Print name: Anna Grafton-Green
Address: 32 Connaught Gardens, London N10 3LB

The Purchaser
Executed as a DEED        )
for and on behalf of        )
ALPS PARTNERS S.À R.L.    )
By:
/s/ Stefan Ruppert
Name: Stefan Ruppert
Title: Manager

The Security Agent
Executed as a DEED                        )
for and on behalf of                         )
BNY MELLON CORPORATE TRUSTEE SERVICES LIMITED    )
acting by two of its lawful Attorneys, in its capacity as Security Agent:

Attorney: /s/ John Kane
 John Kane

Attorney: /s/ Salvatore Ferrante
 Salvatore Ferrante
Authorised Signatory

in the presence of:

Witness name: Matteo Avello

Signature: /s/ Matteo Avello
Authorised Signatory

Address: The Bank of New York Mellon, 160 Queen Victoria Street, London EC4V 4LA

The Back-Up Receivables Manager Facilitator
Executed as a DEED        )
for and on behalf of        )
AVEGA S.À R.L.        )
By:
/s/ Stefan Ruppert
Name: Stefan Ruppert
Title: Manager

The Class C Lender
Executed as a DEED        )
for and on behalf of        )
ALPS PARTNERS (HOLDING) S.À R.L.    )
By:
/s/ Stefan Ruppert
Name: Stefan Ruppert
Title: Manager